Exhibit 5.2

[LETTERHEAD OF BALL CORPORATION]

June 25, 2015

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation 5.25% Senior Notes due 2025

Ladies and Gentlemen:

I am Assistant General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the public offering of $1,000,000,000 aggregate principal amount of the Company’s 5.25% Senior Notes due 2025 (the “Notes”) issued under the Indenture, dated March 27, 2006 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of June 25, 2015 (together with the Base Indenture, the “Indenture”). The Indenture provides that the Notes are guaranteed (collectively, the “Guarantees”) by the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) (such Guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-204940) of the Company relating to the Securities and other securities of the Company filed on June 15, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated June 15, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the prospectus supplement, dated June 22, 2015 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the pricing term sheet, dated June 22, 2015, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433(d)(5)(ii) of the Rules and Regulations;

(e)                                  an executed copy of the Underwriting Agreement, dated June 22, 2015 (the “Underwriting Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(f)                                   an executed copy of the Indenture, including Article 10 thereof, containing the Guarantees;

(g)                                  the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(h)                                 a copy of the certificate of incorporation of each of the Opinion Parties, as certified by the Secretary of State of the State of Indiana;

(i)                                     a copy of the bylaws of each of the Opinion Parties; and

(j)                                    a copy of certain resolutions adopted by the board of directors of each Opinion Party relating to the Securities and related matters.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

I do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. The Indenture provides that it is governed by the laws of the State of New York. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof, which is filed herewith as Exhibit 5.3 to the Company’s Current Report on Form 8-K, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

As used herein, (i) “Opinion Party” means the Company and the Guarantor listed on Schedule II hereto and “Non-Opinion Party” means each of the Guarantors listed on Schedule III hereto and (ii) “Transaction Agreements” means the Indenture and the Securities.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

(1)                                 Assuming the Note Certificates have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

(2)                                 The Guarantees of each Opinion Party have been duly authorized by all requisite corporate action on the part of such Opinion Party under the laws of the State of Indiana and, when the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(1)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(2)                                 I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(3)                                 except to the extent expressly stated in the opinions contained herein with respect to the Company and the Guarantors, I have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(4)                                 I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(5)                                 I call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, I call to your attention that I do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(6)                                 I have assumed that the Note Certificates will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee;

(7)                                 I do not express any opinion with respect to the enforceability of Section 10.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(8)                                 I do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the obligations under the Indenture; and

(9)                                 to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions I have assumed that:

(a)                                 each Non-Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party is a party;

(b)                                 each Non-Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party is a party;

(c)                                  each of the Transaction Agreements to which each Non-Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Non-Opinion Party;

(d)                                 neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that I do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)                                  neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. I also hereby consent to the reference to the use of my name under the heading “Legal Matters” in the Prospectus. In giving this consent, I do not thereby admit that I are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Todd A. Mikesell
Todd A. Mikesell
Assistant General Counsel

Schedule I

Ball Advanced Aluminum Technologies Corp.
Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Asia Services Limited
Ball Container LLC
Ball Corporation
Ball Delaware Holdings, LLC
Ball Glass Containers, Inc.
Ball Global Business Services Corp.
Ball Holdings Corp.
Ball Holdings LLC
Ball Metal Beverage Container Corp.
Ball Metal Container Corporation
Ball Metal Food Container, LLC
Ball Metal Food Container (Oakdale), LLC
Ball Packaging, LLC
Ball Pan-European Holdings, Inc.
Ball Technologies Holdings Corp.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.

Schedule II

Ball Metal Container Corporation, an Indiana corporation

Schedule III

Ball Corporation, a Nevada corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Packaging, LLC, a Colorado limited liability company

Ball Technologies Holdings Corp., a Colorado corporation

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation

Ball Aerosol and Specialty Container Inc., a Delaware corporation

Ball Aerospace & Technologies Corp., a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Container LLC, a Delaware limited liability company

Ball Delaware Holdings, LLC, a Delaware limited liability company

Ball Glass Containers, Inc., a Delaware corporation

Ball Global Business Services Corp., a Delaware corporation

Ball Holdings Corp., a Delaware corporation

Ball Holdings LLC, a Delaware limited liability company

Ball Metal Food Container, LLC, a Delaware limited liability company

Ball Metal Food Container (Oakdale), LLC, a Delaware limited liability company

Ball Pan-European Holdings, Inc., a Delaware corporation

Latas de Aluminio Ball, Inc., a Delaware corporation

USC May Verpackungen Holding Inc., a Delaware corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Packaging, LLC, a Colorado limited liability company

Ball Technologies Holdings Corp., a Colorado corporation